Exhibit 10.1

EXECUTION COPY

SPINCO AGREEMENT

This Spinco Agreement (this “Agreement”), dated as of May 13, 2008, is by and among IAC/InterActiveCorp, a Delaware corporation (“IAC”), Barry Diller (for purposes of Section 4(c) only), Liberty Media Corporation, a Delaware corporation (“Liberty”), and the other Liberty Parties (as herein defined).

WHEREAS, on November 5, 2007 IAC publicly announced the Proposed Spinoff Transactions (as herein defined);

WHEREAS, the Board of Directors of IAC may determine to effect one or more of the proposed Spinoffs in the form of a Single-Tier Spinoff (as such terms are herein defined); and

WHEREAS, the parties desire to set forth certain understandings and agreements in connection with the Proposed Spinoff Transactions.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  Definitions

“Affiliate” shall have the meaning given such term in Rule 12b-2 under the Exchange Act.  For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other, (ii) none of IAC, Mr. Diller or any of their respective Affiliates shall be deemed to be Affiliates of Liberty or its Affiliates and (iii) none of the Spincos shall be deemed to be Affiliates of Liberty or its Affiliates.

“Applicable Percentage” with respect to any Spinco means the sum of Liberty’s Ownership Percentage with respect to such Spinco upon the consummation of the Spinoff of such Spinco plus 5%, but in no event more than 35%; provided that (i) if after the Spinoff Date with respect to any Spinco, Liberty Transfers Beneficial Ownership of any Equity Securities of such Spinco to a third party (other than in (1) a Transfer to an Affiliate of Liberty that agrees to be bound hereby pursuant to Section 9(c) or (2) a Transfer pursuant to Section 5(d)(i)(7)(i)), (x) if such Transfer is not a Permitted Restricted Transfer or a Transfer under Section 5(d)(i)(7)(ii), the then-applicable Applicable Percentage with respect to such Spinco shall be reduced by the Ownership Percentage so Transferred and (y) in the case of a Permitted Restricted Transfer or a Transfer under Section 5(d)(i)(7)(ii), (a) the Applicable Percentage applicable to the Restricted Transferee or the Distributed Company, as the case may be, shall be the Applicable Percentage with respect to such Spinco applicable to Liberty or the transferring Restricted Transferee or Distributed Company, as applicable, immediately prior to such Transfer and (b) from and after such Permitted Restricted Transfer or a Transfer under Section 5(d)(i)(7)(ii), the Applicable Percentage applicable to Liberty or the transferring Restricted Transferee or Distributed Company, as applicable, shall be 0%, and (ii) with respect to a Spinco the Spinoff of which shall be a Sponsored Spinoff, “Applicable Percentage” means the greatest of (x) the sum of Liberty’s

Ownership Percentage with respect to such Spinco giving effect to the consummation of the Sponsor’s initial investment pursuant to the applicable Sponsorship Agreement plus 5%, but in no event greater than 35%, (y) the Ownership Percentage of the applicable Sponsor with respect to such Spinco after giving effect to the consummation of its initial investment pursuant to the applicable Sponsorship Agreement or (z) in the event the applicable Sponsorship Agreement permits or provides for (through the exercise of warrants or other rights or conversion of securities) the Sponsor to have an Ownership Percentage with respect to such Spinco in excess of that specified in clause (y), such higher percentage so permitted or provided for (in the case of subclause (i)(y) and this clause (ii), subject to reduction pursuant to subclause (i)(x) in respect of a Transfer of Beneficial Ownership of Equity Securities by Liberty, a Restricted Transferee or a Distributed Company, as applicable).

“Assignment and Assumption Agreement” means any of a New Holder Assignment and Assumption Agreement, an Affiliate Assignment and Assumption Agreement or a Spinco Assignment and Assumption Agreement.

“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such Person shall be deemed to be the Beneficial Owner of any Equity Securities of a Spinco which may be acquired by such Person (disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by such Spinco or any subsidiary thereof.  Notwithstanding anything to the contrary set forth herein, (x) (i) prior to the delivery to any counterparty of Equity Securities in final settlement of a Hedging Transaction and (ii) with respect to any Stock Lending Transactions effected in accordance with this Agreement until such time as the lending Liberty Party no longer has a right to the return of the securities lent thereunder, Liberty will be deemed to Beneficially Own all Equity Securities subject to such Hedging Transaction or Stock Lending Transaction and (y) prior to the pledgee commencing action to foreclose upon any Equity Securities pledged in accordance with Section 5(d)(v) of this Agreement, any such pledged Equity Securities will be deemed Beneficially Owned by the pledging party.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized or required by law to remain closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Covered Transaction” involving any Spinco shall mean (i) a tender or exchange offer by a third party for shares of capital stock of such Spinco, resulting in such third party (or any “group” of which such third party is a member (as such term is used in Sections 13(d) and 14(d) of the Exchange Act)) becoming the Beneficial Owner of securities representing greater than 35% of the outstanding shares of Spinco Common Stock and other Equity Securities of such Spinco that are, at the time of commencement of such offer, convertible into or exchangeable for Spinco Common Stock (calculated on a Spinco Common Stock equivalent basis) or Voting Securities of such Spinco representing greater than 35% of the voting power of the outstanding Voting Securities of such Spinco, (ii) a merger, consolidation, business combination or similar extraordinary transaction involving such Spinco and a third party upon which the holders of the outstanding Spinco Common Stock and other Equity Securities of such Spinco that are then convertible into or exchangeable for Spinco Common Stock (calculated on a Spinco Common Stock equivalent basis) immediately prior to such transaction would cease to own securities representing greater than a majority of the outstanding shares of Spinco Common Stock and other Equity Securities of such Spinco that are then convertible into or exchangeable for Spinco Common Stock (calculated on a Spinco Common Stock equivalent basis) or Voting Securities of such Spinco representing greater than a majority of the voting power of the outstanding Voting Securities of such Spinco (or upon any merger or consolidation in which such Spinco does not survive, the surviving or successor entity) or (iii) the sale of assets of such Spinco that generated 30% or more of the consolidated total revenues or EBITDA (determined in accordance with GAAP) of such Spinco and its subsidiaries for the twelve months ending on the last day of the last completed fiscal quarter of such Spinco (which, for the avoidance of doubt, shall not include merger, consolidation, business combination or similar transactions described in clause (ii) above), to any third party.  For the avoidance of doubt, with respect to any Spinco the Spinoff of which is a Sponsored Spinoff, the applicable Sponsor shall be considered a third party for purposes of the foregoing definition and for all purposes of Section 6 of this Agreement.

“Distribution Transaction” involving any Person which Beneficially Owns Equity Securities means any transaction pursuant to which the equity interests of (i) such Person or (ii) any Person that directly or indirectly owns a majority of the equity interests of such Person are distributed (whether by redemption, dividend, share distribution, merger or otherwise) to all the holders of one or more classes or series of the common stock of Parent Company that are registered under Section 12(b) or 12(g) of the Exchange Act (all the holders of one or more such classes or series, “Parent Company Holders”), on a pro rata basis with respect to each such class or series, or such equity interests of such Person are available to be acquired by Parent Company Holders (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to Parent Company Holders), on a pro rata basis with respect to each such class or series, whether voluntary or involuntary.

“End Date” means December 31, 2009.

                “Equity Securities” of any Spinco means the equity securities of such Spinco, including shares of such Spinco’s Spinco Common Stock and shares of Spinco Common Stock or other equity securities of such Spinco issuable upon exercise, conversion, exchange or redemption of any warrants, options, rights or other securities issued by such Spinco or any subsidiary thereof.

                “Equity Securities Basket” of a Spinco shall be a number equal to one-third (1/3) of the aggregate number of shares of Spinco Common Stock or other equity securities issued or distributed to the Liberty Parties in connection with the Spinoff of such Spinco, as such number (and the number of Equity Securities thereafter permitted to be acquired pursuant to Section 5(a) or Transferred pursuant to Section 5(e) without exceeding the Equity Securities Basket) may be appropriately adjusted to reflect the effects of any subdivision, split, reverse split, stock dividend, combination, reclassification or similar event occurring after the Spinoff Date of such Spinco; provided, that, the Equity Securities Basket of TM PubCo shall be zero for all purposes under this Agreement.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder (as in effect on the date of this Agreement).

“Fall-Away Date” with respect to any Spinco, means the first date on which Liberty’s Ownership Percentage with respect to such Spinco first falls below 20%; provided, that:

                (i) the Fall-Away Date shall not be deemed to have occurred prior to the second anniversary of the Spinoff Date if (x) Liberty’s Ownership Percentage immediately after the Spinoff of such Spinco was less than 20% other than as a result of any sale or transfer by Liberty or its Affiliates of IAC securities prior to the applicable Spinoff Date or (y) Liberty’s Ownership Percentage falls below 20% as the result of an issuance of Equity Securities of such Spinco, except that, in the case of clause (x) or (y), the Fall-Away Date will occur prior to such second anniversary immediately upon Liberty Transferring Beneficial Ownership of any Equity Securities of such Spinco (other than as permitted by clauses (3), (6) and (7) of Section 5(d)(i)) at a time that its Ownership Percentage is, or after giving effect to such Transfer would be, less than 20%;

                (ii) if Liberty’s Ownership Percentage at the second anniversary of the Spinoff Date of such Spinco is less than 20%, and the Fall-Away Date has not otherwise occurred, then the Fall-Away Date will be deemed to occur on the earlier of (x) the thirty month anniversary of the Spinoff Date of such Spinco and (y) the date of any Transfer by Liberty of Beneficial Ownership of Equity Securities of such Spinco (other than as permitted by clauses (3), (6) and (7) of Section 5(d)(i)); and

                (iii) if Liberty’s Ownership Percentage is 20% or more following the second anniversary of the Spinoff Date of such Spinco, the Fall Away Date will be deemed to occur on the first date thereafter on which Liberty’s Ownership Percentage with respect to such Spinco falls below 20%.

“Governance Agreement” means that certain Amended and Restated Governance Agreement, dated as of August 9, 2005, among IAC, Liberty and Barry Diller.

“Hedging Transaction” means any transaction involving a Liberty Party or Affiliate thereof whereby the counterparty engages in a (i) short sale, (ii) purchase, sale or grant of any right (including any put or call option), or (iii) forward sale (whether for a fixed or variable number of shares or at a fixed or variable price) of or with respect to, or any loan secured by, any Spinco’s Spinco Common Stock or any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from any Spinco’s Spinco Common Stock, and such term includes (a) the pledge by any Liberty Party or Affiliate thereof of any Spinco’s Spinco Common Stock in connection with any of the foregoing to secure the obligations of the pledgor under a Hedging Transaction and (b) the pledge of a Hedging Transaction itself to secure any extension of credit to a party based, in whole or part, on the value thereof.

 “HSN PubCo” means a Delaware corporation, currently a direct or indirect wholly owned subsidiary of IAC or to be formed in connection with the Proposed Spinoff Transactions,

which shall be the direct or indirect holder of 100% of the outstanding common stock or other ownership interests of HSN Sub at the time of the Proposed Spinoff Transaction, and the common stock of which is distributed (by means of merger, dividend or otherwise) to the holders of IAC Common Stock in connection therewith to effect the spinoff of IAC’s retailing business.

“HSN Sub” means HSN LP, a Delaware limited partnership.

“IAC Common Stock” means the Common Stock, par value $.001 per share, of IAC and the Class B Common Stock, par value $.001 per share, of IAC.

“Independent Director” of a Spinco means a director that is, as to such Spinco, “independent” within the meaning of the rules and regulations of NASDAQ, or, if such Spinco’s Spinco Common Stock (or shares of capital stock of such Spinco issued in substitution therefor in connection with any combination, reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization) is not at the time of determination listed on NASDAQ, the rules and regulations of such other national securities exchange on which such securities are primarily traded.

“Interval PubCo” means a Delaware corporation, currently a direct or indirect wholly owned subsidiary of IAC or to be formed in connection with the Proposed Spinoff Transactions, which shall be the direct or indirect holder of 100% of the outstanding common stock of Interval Sub at the time of the Proposed Spinoff Transaction, and the common stock of which is distributed (by means of merger, dividend or otherwise) to the holders of IAC Common Stock in connection therewith to effect the spinoff of IAC’s vacations business.

“Interval Sub” means Interval Acquisition Corp., a Delaware corporation.

“Liberty Director” means, with respect to any Spinco, any person designated by Liberty to serve on such Spinco’s Board of Directors who is reasonably acceptable to the Board of Directors of IAC (in the case of persons designated by Liberty to so serve at or prior to the time of the Spinoff of such Spinco) or reasonably acceptable to a majority of those directors of such Spinco that are not Liberty Directors of such Spinco (in all other cases).

“Liberty Parties” means (w) Liberty, (x) each of the parties whose names are set forth on the signature pages hereto other than IAC and Barry Diller, (y) each Affiliate of Liberty that acquires record ownership of any shares of IAC Common Stock prior to the Spinoff Date of any Spinco (which Affiliate will agree, in a writing substantially similar to an Affiliate Assignment and Assumption Agreement (with appropriate modifications), to be bound by this Agreement as a “Liberty Party” upon such Affiliate’s acquisition of such record ownership), and (z) each Affiliate of Liberty that acquires record ownership of any Equity Securities of a Spinco, in the case of a Person described in clause (x), (y) or (z), until such time as such Person is not an Affiliate of Liberty or ceases to have record ownership of any IAC Common Stock or Equity Securities of such Spinco, as the case may be.

 “LT PubCo” means a Delaware corporation, currently a direct or indirect wholly owned subsidiary of IAC or to be formed in connection with the Proposed Spinoff Transactions, which shall be the direct or indirect holder of 100% of the outstanding limited liability company interests in LT Sub at the time of the Proposed Spinoff Transaction (other than such interests held by management of LT Sub or any sponsoring investor), and the common stock of which is distributed (by means of merger, dividend or otherwise) to the holders of IAC Common Stock in connection therewith to effect the spinoff of IAC’s Lending Tree and real estate business.

“LT Sub” means Lending Tree LLC, a Delaware limited liability company.

                “Ownership Percentage” of any Person, with respect to any Spinco means, at any time, the ratio, expressed as a percentage, of (i) the Total Voting Power of the Equity Securities of such Spinco Beneficially Owned by such Person and its Affiliates to (ii) the sum of (x) the Total Voting Power of Total Equity Securities of such Spinco and (y) with respect to such Person, the Total Voting Power of the shares of Spinco Common Stock included in clause (i) that are issuable upon conversion, exchange, redemption or exercise of Equity Securities of such Spinco that are not included in clause (x).

                “Parent Company” means the publicly traded Person which Beneficially Owns, through an unbroken chain of majority-owned subsidiaries, the Person having record ownership of the Equity Securities of the applicable Spinco.  For purposes of this definition, the term “publicly traded” means that the Person in question (x) has a class or series of equity securities registered under Section 12(b) or 12(g) of the Exchange Act or (y) is required to file reports pursuant to Section 15(d) of the Exchange Act.

                “Permitted Restricted Transfer” has the meaning specified in Section 5(d)(i) hereof.

                “Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

                “Prohibited Transferee” means, with respect to any Spinco, any Person on the Prohibited Transferee List applicable to such Spinco (and any Person bearing a relationship specified in Section 267(b) or 707(b)(1) of the Code to such listed Person); provided, that none of Liberty, any Liberty Party or any direct or indirect wholly owned subsidiary of Liberty shall be a Prohibited Transferee.

“Prohibited Transferee Lists” has the meaning specified in Section 5(d).

“Proposed Spinoff Transactions” means the Spinoffs described in the fourth paragraph of Item 1. (Business) of IAC’s Annual Report on Form 10-K for the Year Ended December 31, 2007, filed on February 29, 2008 (or consummation of those transactions as they may be altered or amended, or abandoned in whole or in part, by resolution of the Board of Directors of IAC).

“Qualified Director” of any Spinco means any member of the Board of Directors of such Spinco other than a director who (i) is a Liberty Director of such Spinco, (ii) is an officer or employee of such Spinco or (iii) with respect to any person becoming a director following the Spinoff Date, was not nominated by the Nominating and/or Governance Committee of the Board of Directors of such Spinco in his or her initial election to such Board of Directors and for whose election any Liberty Party voted shares.  In the event that no person who would otherwise be a Qualified Director of a Spinco is serving on the Board of Directors of such Spinco (unless the failure to have a Qualified Director is a result of action taken by directors who are not Qualified Directors), the Spinco’s Board of Directors shall appoint a new director who qualifies as an Independent Director and such person shall be considered a Qualified Director for all purposes under this Agreement.  For the avoidance of doubt, wherever this Agreement requires the approval or consent of, or other action by, a majority of the Qualified Directors of a Spinco with respect to any matter, no such approval, consent or other action may be obtained or taken at any such time as there are no Qualified Directors of such Spinco.

 “Qualified Stock Lending Transaction” means any Stock Lending Transaction that meets the requirements of Section 1058(b) of the Code.

“Related Hedging Transactions” means a series of Hedging Transactions between one or more of the Liberty Parties and their respective Affiliates, on the one hand, and the same counterparty or its Affiliates, on the other hand, which Hedging Transactions each have specified maturity or expiration dates occurring within a period of ninety days.

“Related Stock Lending Transactions” means a series of Stock Lending Transactions between one or more of the Liberty Parties and their respective Affiliates, on the one hand, and the same counterparty or its Affiliates, on the other hand, which Stock Lending Transactions each have specified maturity or expiration dates occurring within a period of ninety days.

“Restricted Transferee” has the meaning specified in Section 5(d)(i) hereof.

“Rights Offering” means the issuance by a Spinco to existing holders of such Spinco’s Spinco Common Stock of rights to buy, within a fixed time period, a proportional number of newly issued shares of such Spinco Common Stock or other Equity Securities.

“Single-Tier Spinoff” means a Spinoff of a Spinco which shall be effected by means of a pro-rata distribution (whether by means of merger, dividend or otherwise) of a single class or series of common stock of such Spinco to the holders of IAC Common Stock such that, immediately following such Spinoff, the Spinco Common Stock of such Spinco will be the only capital stock of such Spinco that is outstanding, or that is issuable upon the conversion, exercise, redemption or exchange of any outstanding securities of such Spinco or that is subject to issue or sale by such Spinco pursuant to any agreement, arrangement or understanding in effect at or prior to the applicable Spinoff Date, other than any shares of preferred stock of such Spinco issued pursuant to the terms of preferred stock of IAC outstanding on the date hereof.

 “Spinco Common Stock” means, with respect to any Spinco, the shares of common stock of such Spinco authorized at the time of the Spinoff of such Spinco under such Spinco’s certificate of incorporation.

“Spinco” means each of HSN PubCo, Interval PubCo, LT PubCo and TM PubCo.

“Spinoff” of any Spinco means the distribution by IAC, effected in a manner intended to be tax-free generally to the stockholders of IAC for federal income tax purposes, whether by merger, dividend or otherwise, of all of the outstanding shares of common stock of such Spinco pursuant to the Proposed Spinoff Transactions.

“Spinoff Date” with respect to any Spinco means the date and time of effectiveness of the Spinoff of such Spinco.

“Sponsored Spinoff Transaction” means a Spinoff in connection with which one or more third party investors (collectively, the “Sponsor”) shall make an investment, pursuant to an agreement entered into prior to the Spinoff Date of a Spinco (a “Sponsorship Agreement”), with IAC or the applicable Spinco in the shares of such Spinco; provided, that to the extent any Sponsor acquires shares of preferred stock of any Spinco in connection with a Sponsored Spinoff Transaction, such preferred stock will be convertible into Spinco Common Stock and, prior to its conversion, will not be entitled to exercise voting power, when voting with the Spinco Common Stock, which exceeds, on a per share basis, the voting power attributable to a share of Spinco Common Stock.

“Stock Lending Transaction” shall mean a transaction whereby the Liberty Parties and their Affiliates lend shares of Spinco Common Stock to a third party or permit a third party to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, such shares of Spinco Common Stock.

“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of August 9, 2005, between Liberty and Barry Diller with respect to IAC.

“Tax-Free” means, with respect to any Spinoff, that it is intended that such Spinoff (i) qualifies to IAC and the IAC stockholders for non-recognition of income, gain and loss (except to the extent that cash is received in lieu of fractional shares) under Sections 355 and/or 361 of the Code, and (ii) does not result in recognition of income or gain to IAC or any IAC stockholders by reason of Sections 355(d), (e), (f) or (g) of the Code; provided that, for purposes of this Agreement, the Spinoff of LT PubCo shall not be treated as Tax-Free.

“TM PubCo” means a Delaware corporation, currently a direct or indirect wholly owned subsidiary of IAC or to be formed in connection with the Proposed Spinoff Transactions, and which, if TM PubCo is not TM Sub, shall be the direct or indirect holder of 100% of the outstanding common stock of TM Sub at the time of the Proposed Spinoff Transaction, and the common stock of which is distributed (by means of merger, dividend or otherwise) to the holders of IAC Common Stock to effect the spinoff of IAC’s ticketing business.

“TM Sub” means Ticketmaster, a Delaware corporation.

“Total Equity Securities” of a Spinco at any time shall mean, subject to the next sentence, the total number of such Spinco’s outstanding equity securities.  Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

“Total Voting Power” of any Equity Securities at any time shall mean, subject to the next sentence, the aggregate number of votes entitled to be cast generally in the election of directors by the holders of such securities.  Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding and to have full voting power for the purpose of computing Total Voting Power of the Equity Securities Beneficially Owned by such Person but shall not be deemed to be outstanding or have such voting power for the purpose of computing Total Voting Power of the Equity Securities Beneficially Owned by any other Person or (except in calculating the Total Voting Power of a Person who Beneficially Owns Voting Securities that are not outstanding) Total Voting Power of the Total Equity Securities of a Spinco.

“Transfer” by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities Beneficially Owned by such Person or of any interest (including any voting interest) in any Equity Securities Beneficially Owned by such Person; provided, however, that no Transfer of Equity Securities shall be deemed to have occurred as a result of the entry into, modification of or existence of any Hedging Transaction pursuant to which (and so long as) Spinco Common Stock cannot be delivered upon settlement or termination of such Hedging Transaction. For the avoidance of doubt, a transfer of control of the direct or indirect Beneficial Owner of Equity Securities of a Spinco is a Transfer of such Equity Securities for purposes of this Agreement.

“Voting Securities” of a Spinco shall mean at any particular time (i) the Spinco Common Stock of such Spinco, (ii) shares of any other class of capital stock of such Spinco or a subsidiary thereof then entitled to vote in the election of any directors of such Spinco generally and (iii) any securities of such Spinco or any subsidiary thereof then convertible or exchangeable into shares of any class of capital stock of such Spinco then entitled to vote in the election of any directors of such Spinco generally; provided, that with respect to clauses (ii) and (iii), any securities which would become Voting Securities upon the occurrence or non-occurrence of any event, receipt of any governmental approval or passage of time will be deemed Voting Securities for purposes of this Agreement as of the date of original issuance of such securities..

2.  Certain Disputed Matters

The parties desire to put to rest disputes concerning the validity and compliance with contractual obligations and law of the Proposed Spinoff Transactions.  The Liberty Parties have previously asserted claims against IAC and other parties that the effectuation of spin-off transactions by IAC which involved the issuance of a single class of shares in the spun-off companies would be a breach of fiduciary duty by IAC’s directors (including Mr. Diller in his capacity both as an IAC director and as holder of a proxy with respect to the IAC shares owned by the Liberty Parties), a violation of IAC’s charter and a breach of certain contractual obligations contained in the Governance Agreement and the Stockholders Agreement.  The Liberty Parties now agree that such a single-tier spin off transaction will not be challenged by them as in breach of contract, charter or fiduciary duty, or otherwise, in so far as it is effectuated consistently with this Agreement.  In order to resolve existing claims and put to rest future disputes, the parties hereto agree as follows:

(a)           The Liberty Parties agree to withdraw, promptly following the execution of this Agreement, any appeal they have filed from the Order of the Court entered April 7, 2008, by the Court of Chancery, New Castle County, State of Delaware, in the actions consolidated under the caption IN RE IAC/INTERACTIVECORP., C.A. No. 3486-VCL (the “Consolidated Action”).

(b)           The Liberty Parties agree, promptly following the execution of this Agreement, to dismiss without prejudice all pending actions and claims they have filed against IAC and Diller and members of the IAC Board of Directors in the Court of Chancery, in and for New Castle County, State of Delaware, and further agree, promptly following the execution of this Agreement, to take all necessary steps to cause the Order to Maintain the Status Quo entered February 14, 2008, by the Court in the Consolidated Action to be vacated.

(c)           IAC and Diller agree, promptly following execution of this Agreement, to dismiss, without prejudice, all pending actions and claims they have filed against any of the Liberty Parties in the Court of Chancery, in and for New Castle County, State of Delaware.

(d)           From the date hereof, the Liberty Parties, and each of them, hereby covenants and agrees not to bring suit, assert claims or otherwise litigate against IAC, Diller or any of IAC’s directors or officers, with respect to any Spinoff to be effected as part of the Proposed Spinoff Transactions based upon (i) the development, structuring, negotiation and approval of such Spinoff, (ii) the fiduciary duties of members of the IAC Board of Directors or officers of IAC or (iii) the provisions of IAC’s charter and/or any contract to which Liberty and IAC and/or Diller are parties, in each case as such matters relate to a Single-Tier Spinoff of such Spinco which are effected on a basis consistent with requirements specified in this Agreement (a “Qualified Spinoff”); provided, however, that, (1) with respect to each Spinco, upon the earlier to occur of (x) the date of any announcement of the terms of the Spinoff of such Spinco (including any conditions to consummation of such Spinoff), or the date of the announcement of any revision or change to previously announced terms, which, if effected on such basis would cause such Spinoff to fail to be a Qualified Spinoff, and (y) the close of business on the End Date with respect to the Spinoff of any Spinco which has not been consummated by such time, then the agreement not to sue as set forth in this paragraph (d) shall be null and void with respect to such Spinco and to IAC, Diller and IAC’s directors and officers on and after the date specified in clauses (x) and (y) above, as applicable, and (2) with respect to any Spinco the Spinoff of which was a Qualified Spinoff, then the covenant not to sue of the Liberty Parties contained in this paragraph (d) shall be binding thereafter upon the Liberty Parties with respect to the actions of IAC, its directors and officers related to such Spinoff occurring prior to the Spinoff Date of such Spinco.  Nothing herein contained will affect the Liberty Parties’ right to assert claims and to seek relief against IAC, Diller and IAC’s directors and officers with respect to any Proposed Spinoff Transaction which is not a Qualified Spinoff or with respect to any breach of this Agreement by IAC.

3.  Spinco Boards and Other Governance Matters

With respect to each Spinco:

(a)  (i)  until the Fall-Away Date, Liberty shall have the right to nominate up to such number of Liberty Directors as is equal to 20% of the total number of directors serving on the Board of Directors of such Spinco (rounded up to the next whole number if the total number of directors serving on such Board of Directors is not an even multiple of 5); provided that to the extent Liberty is entitled to nominate more than one Liberty Director of such Spinco, each additional Liberty Director (in excess of such first Liberty Director) must qualify as an Independent Director of such Spinco;

(ii)  prior to the Spinoff Date of such Spinco, IAC shall cause each such Liberty Director to be elected to the applicable Spinco Board of Directors and, following such Spinoff Date, such Spinco shall cause each such Liberty Director to be included in the slate of nominees recommended by the Board of Directors of such Spinco to such Spinco’s stockholders for election as directors at each annual meeting of the stockholders of such Spinco and shall use commercially reasonable efforts to cause the election of each such Liberty Director, including soliciting proxies in favor of the election of such persons; and

(iii)  until the Fall-Away Date, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any such Liberty Director, or by any increase in the number of directors constituting the entire Board (such that Liberty is entitled to additional representation on such Board to maintain its right to have Liberty Directors constitute 20% (rounded up) of the total number of directors on such Board), Liberty shall, subject to the proviso to clause (i) of this Section 3(a), have the right to designate a replacement or additional Liberty Director to fill such vacancy, and such Spinco shall use commercially reasonable efforts to cause such vacancy to be filled with the replacement or additional Liberty Director so designated; and

                (b)  following the Fall-Away Date with respect to such Spinco, upon the written request of such Spinco, Liberty shall use its commercially reasonable efforts to cause any Liberty Director then serving on the Board of Directors of such Spinco to promptly resign from such Board of Directors;

                (c)  only Qualified Directors of a Spinco shall be eligible to serve on the Nominating and/or Governance Committees of the Board of Directors of such Spinco (or such other committee of the Board of Directors of such Spinco as may be charged with recommending persons to serve on the Board of Directors);

(d)  until the second anniversary of the Spinoff Date of such Spinco, in connection with any election of directors by the stockholders of such Spinco each of the Liberty Parties shall vote, or cause to be voted, all of the Equity Securities Beneficially Owned by it and which it is entitled to vote in favor of the election of the full slate of director nominees recommended by the Board of Directors to the stockholders of such Spinco provided that such slate shall include the individual(s), if any, nominated pursuant to Section 3(a)(i); provided, however, that such obligation shall not apply to any Equity Securities that, at the time of any such stockholder vote, have been lent by a Liberty Party pursuant to Stock Lending Transaction permitted under Section 5(d)(v) to the extent the nature of such Stock Lending Transaction renders it commercially unreasonable for such Liberty Party to obtain an agreement from the counterparty to so vote the

Equity Securities;

(e)  IAC shall take all action necessary to ensure that, as of the applicable Spinoff Date, (i) such Spinco shall not have adopted, approved or implemented, or taken any action to adopt, approve or implement, any Shareholder Rights Plan (as used herein, as such term is commonly understood in connection with corporate transactions), (ii) neither the certificate of incorporation nor the bylaws of such Spinco shall provide for the division of directors into classes as permitted by Section 141(d) of the Delaware General Corporation Law and (iii) the certificate of incorporation of such Spinco will provide that the restrictions contained in Section 203 of the Delaware General Corporation Law will not apply to such Spinco; and

(f)  in the event Liberty’s Ownership Percentage in respect of a Spinco exceeds the Applicable Percentage in violation of this Agreement, in addition to any other remedy at equity or law that may be available, no Equity Securities of such Spinco Beneficially Owned by Liberty in excess of the Applicable Percentage shall be voted on any matter submitted to stockholders of such Spinco, and such Spinco shall not recognize any votes purported to be cast in respect of any such Equity Securities.

4.  IAC Matters

(a)  Effective on the first date (the “Amendment Trigger Date”) as of which the Spinoff Date in respect of two or more Single-Tier Spinoffs (the “Triggering Spinoffs”) shall have occurred, the Governance Agreement shall automatically be amended by deleting the second sentence of Section 2.02 thereof; provided, that, in the event IAC shall effect a Spinoff following the Amendment Trigger Date and prior to the End Date which Spinoff provides for the treatment of compensation-related matters (including equity based compensation) on a basis which is materially different than the treatment of such matters in the Triggering Spinoffs, then so long as Liberty is entitled to nominate any directors of IAC pursuant to Section 2.01(a) of the Governance Agreement, a Liberty Director (within the meaning of the Governance Agreement) shall be permitted to participate in meetings of the Compensation Committee of the Board of Directors of IAC at which such compensation-related matters are considered as though such Liberty Director were a member of such committee.

(b)  During the pendency of the Proposed Spinoff Transactions, the Liberty Parties shall not, and shall use reasonable efforts to cause their respective Affiliates, officers and directors not to, publicly disparage the Proposed Spinoff Transactions.

(c)  Barry Diller hereby acknowledges and agrees to the provisions of Sections 2(c) and 2(d) of this Agreement.

5.  Certain Restrictions

With respect to each Spinco following the applicable Spinoff Date:

                (a)  notwithstanding any other provisions of this Agreement to the contrary, no Liberty Party shall, and Liberty shall cause its Affiliates not to, directly or indirectly, acquire (other than in an acquisition from such Spinco made pursuant to a Rights Offering or an offer that was made generally available to holders of Equity Securities of such Spinco as a result of their ownership of Equity Securities of such Spinco) by means of a purchase, tender or exchange offer, business combination or in any other manner, Beneficial Ownership of any Equity Securities of such Spinco, including rights or options to acquire such ownership, unless (i) after giving effect to such acquisition, Liberty’s Ownership Percentage with respect to such Spinco would not exceed the Applicable Percentage, provided that, if the Spinoff of such Spinco was a Tax-Free Spinoff, (x) the number of all Equity Securities the Beneficial Ownership of which was acquired during the 24 months following the Spinoff of such Spinco (other than Equity Securities the Beneficial Ownership of which was acquired in an acquisition from such Spinco during such 24-month period pursuant to a Rights Offering or an offer that was made generally available to holders of Equity Securities of such Spinco as a result of their ownership of Equity Securities of such Spinco) shall not exceed the Equity Securities Basket for such Spinco, and that no acquisition of Beneficial Ownership of Equity Securities of such Spinco shall occur during such 24 months in the event any Liberty Party Transfers Beneficial Ownership of any Equity Securities of such Spinco pursuant to Section 5(e) prior to such acquisition, (ii) pursuant to a Qualified Acquisition or (iii) permitted pursuant to Section 6 hereof.  Notwithstanding anything to the contrary contained herein, no acquisition of Beneficial Ownership of Equity Securities by Liberty which results solely from Liberty holding Equity Securities at a time when Spinco effects any subdivision, split, reverse split, stock dividend, combination, reclassification or similar event with respect to such Spinco’s Spinco Common Stock shall be deemed to be an acquisition of Beneficial Ownership of Equity Securities for purposes of this Section 5(a); provided that such Equity Securities actually acquired shall be included in the calculation of Liberty’s Ownership Percentage (after giving effect to the  Equity Securities actually issued to all holders of Equity Securities of such Spinco upon expiration of any exercise period, if applicable).  The term “Qualified Acquisition” means the acquisition of Beneficial Ownership of Equity Securities of such Spinco in a transaction that has been approved in advance by a majority of the Qualified Directors of such Spinco; and

(b) until the second anniversary of the Spinoff Date of such Spinco, unless a majority of the Qualified Directors of such Spinco shall otherwise specifically request in writing in advance or to the extent permitted pursuant to Sections 5(a), 5(c) and 6, neither any Liberty Party nor any of their respective officers, directors or employees shall, and Liberty shall cause its Affiliates not to (and no Liberty Party nor any of its officers, directors or employees shall, and Liberty shall cause its Affiliates not to, assist or form, join or in any way participate in a group within the meaning of Section 13(d)(3) of the Exchange Act, act in concert or participate with or encourage other persons to):

(i)  directly or indirectly, offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, merger or other business combination or in any other manner, Beneficial Ownership of any Equity Securities of such Spinco, including rights or options to acquire such ownership;

(ii)      directly or indirectly, initiate or propose any stockholder proposal or seek or propose to influence, advise, change or control the management, Board of Directors, governing instruments or policies or affairs of such Spinco, including by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Exchange Act, disregarding clause (iv) of

Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)), participating in any election contest, contacting any person relating to any of the matters set forth in this Section 5(b) or seeking to influence, advise or direct the vote of any holder of securities of such Spinco; provided that this subsection shall not be deemed to restrict (x) the Liberty Directors of any Spinco from participating as members of the Board of Directors of such Spinco in their capacity as such or (y) any Liberty Party from opposing publicly or privately, voting against and encouraging others to vote against any proposal of a third party regarding a merger or other business combination, or opposing publicly or privately any tender or exchange offer, regardless of whether such proposal or offer is supported by the Board of Directors of such Spinco;

(iii)     directly or indirectly, offer, seek or propose, collaborate on or encourage any merger, consolidation, business combination, recapitalization, restructuring or other extraordinary transaction with respect to such Spinco or any Affiliate thereof or any of their respective businesses;

(iv)     directly or indirectly, deposit any Equity Securities of such Spinco in a voting trust or subject any such Equity Securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having similar effect, other than, if such deposit of Equity Securities is customary in the market for such transactions at such time, as reasonably necessary to engage in any Hedging Transactions or any Stock Lending Transactions permitted by this Agreement;

(v)      directly or indirectly, make a request to amend or waive Section 5(a), this clause 5(b)(v) or any other provision of this Section 5(b) or Section 6;

(vi)     directly or indirectly, make any public disclosure, or take any action which could reasonably be expected to require such Spinco to make any public disclosure, with respect to any of the matters set forth in this Section 5(b); or

(vii) directly or indirectly, enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

(c)  Nothing in Section 5(a) (other than the proviso to clause (i) thereof, if applicable) or 5(b) shall prohibit any Liberty Party or its Affiliates from acquiring any securities of any Spinco if after giving effect to such acquisition, Liberty’s Ownership Percentage with respect to such Spinco would not exceed the Applicable Percentage.  In addition, prior to a Permitted Restricted Transfer by the Liberty Parties or a Transfer pursuant to Section 5(d)(i)(7)(ii), such Spinco will not adopt (i) a Shareholder Rights Plan or (ii) any charter or bylaw provision, in the case of each of clause (i) and clause (ii), that would materially adversely affect the Liberty Parties’ ability in accordance with the terms hereof to acquire Equity Securities up to the Applicable Percentage or which otherwise would impose material economic burdens on the Liberty Parties’ ability to do so (an “Anti-Takeover Provision”).  To the extent that any Spinco or a subsidiary thereof effects a Rights Offering or an offer that was made generally available to holders of Equity Securities of such Spinco as a result of their ownership of Equity Securities of such Spinco, the Liberty Parties will be entitled to exercise in full all rights issued or distributed to them or exchange in full;

provided, that to the extent such exercise results in the Liberty Parties’ Beneficial Ownership of Equity Securities of such Spinco exceeding the Applicable Percentage, it will not constitute a breach of this Agreement provided that the Liberty Parties will not be entitled to vote any such Equity Securities representing voting power in excess of the Applicable Percentage until such time as the Liberty’s Ownership Percentage does not exceed the Applicable Percentage.

(d)  (i)  With respect to each Spinco, from and following the Spinoff Date of such Spinco, no Liberty Party shall, and each Liberty Party shall cause its Affiliates not to, without the prior written consent of a majority of the Qualified Directors of such Spinco, Transfer any Equity Securities of such Spinco to any Person except for:

(1)  Transfers to such Spinco or a subsidiary of such Spinco or Transfers of any rights received in a Rights Offering;

(2)  (i) at such times as Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), is applicable, Transfers pursuant to Rule 144 or, (ii) at such times as Rule 144 is not applicable, Transfers pursuant to “brokers transactions” within the meaning of Rule 144; provided, that if the Spinoff of such Spinco was a Tax-Free Spinoff, no such Transfer may be made prior to the second anniversary of the Spinoff Date of such Spinco;

(3)  Transfers (x) to Liberty, (y) between or among the Liberty Parties or (z) to an Affiliate of Liberty that agrees in writing in accordance with Section 9(c) hereof to be bound by the terms of this Agreement; provided, that, if the Spinoff of such Spinco was a Tax-Free Spinoff, prior to the second anniversary of the Spinoff Date of such Spinco, a Transfer to a Prohibited Transferee will be prohibited unless each of IAC and such Spinco has consented in writing to such Transfer, which consent will be delivered if each of IAC and such Spinco, acting in good faith, determine that (A) any of the “Safe Harbors” set forth in Treas. Reg. § 1.355-7(d) applies to such Transfer or (B) there was no “agreement, understanding, arrangement or substantial negotiations” with such Prohibited Transferee regarding the Transfer or any “similar acquisition” (as such terms are defined in Treas. Reg. § 1.355-7(h)) during the two-year period ending on the date of the Spinoff;

(4)  Transfers (i) pursuant to a third party tender or exchange offer for such Equity Securities or (ii) in connection with any merger or other business combination involving such Spinco and a third party, which merger or business combination has been approved by such Spinco;

(5)  in a public offering in a manner designed to result in a wide distribution (other than a Transfer described in subsection (d)(i)(7), which shall be governed by the terms of such subsection (d)(i)(7) and not this subsection (d)(i)(5)); provided, that no Transfer under this clause (5) is made, to the knowledge of the Liberty Parties, to any Person whose Ownership Percentage in respect of such Spinco, giving effect to such Transfer, would exceed 15%; and provided, further that if the Spinoff of such Spinco was a Tax-Free Spinoff, no such Transfer may be made prior to the second anniversary of the Spinoff Date of such Spinco;

(6)  a Transfer, in a single transaction (other than a Transfer described in subsection (d)(i)(7), which shall be governed by the terms of such subsection (d)(i)(7) and not this subsection (d)(i)(6)), of all the Equity Securities of such Spinco Beneficially Owned at such time by the Liberty Parties and their Affiliates (or by any Person who previously acquired Equity Securities from any Liberty Party or any Affiliates thereof or another Restricted Transferee in a Permitted Restricted Transfer) to a Person (a “Restricted Transferee”) (A) whose Ownership Percentage with respect to such Spinco, after giving effect to such Transfer, would not exceed the Applicable Percentage and (B) that, prior to such Transfer, shall have (along with the applicable Transferring Persons) executed and delivered to such Spinco an agreement (a “New Holder Assignment and Assumption Agreement”) in the form of Exhibit 1 hereto (a “Permitted Restricted Transfer”); provided, that, if the Spinoff of such Spinco was a Tax-Free Spinoff, prior to the second anniversary of the Spinoff Date of such Spinco, a Transfer to a Prohibited Transferee will be prohibited unless each of IAC and such Spinco has consented in writing to such Transfer, which consent will be delivered if each of IAC and such Spinco, acting in good faith, determine that (A) any of the “Safe Harbors” set forth in Treas. Reg. § 1.355-7(d) applies to such Transfer or (B) there was no “agreement, understanding, arrangement or substantial negotiations” with such Prohibited Transferee regarding the Transfer or any “similar acquisition” (as such terms are defined in Treas. Reg. § 1.355-7(h)) during the two-year period ending on the date of the Spinoff. The Spinco and the applicable Transferring Persons shall (and with respect to any otherwise Permitted Restricted Transfer prior to the second anniversary of the applicable Spinoff Date IAC shall) also execute such New Holder Assignment and Assumption Agreement; and

(7) a Transfer of the Equity Securities Beneficially Owned by Liberty or any Liberty Party solely as a result of (i) a change in the Beneficial Ownership of Liberty or, if Liberty is not a Parent Company or is not the Parent Company of such Liberty Party, any Parent Company of Liberty or any Liberty Party, or (ii) a Distribution Transaction involving such Person (the Person the equity interests of which are being distributed in the Distribution Transaction is referred to as the “Distributed Company”) in which all of the Equity Securities of such Spinco Beneficially Owned by the Distributed Company or its Affiliates are so Transferred; provided, however, that, in the case of clause (ii), such Distributed Company shall (along with the applicable Transferring Persons) execute and deliver to such Spinco a New Holder Assignment and Assumption Agreement in the form of Exhibit 1.  The Spinco and the applicable Transferring Persons shall (and with respect to any such Transfer prior to the second anniversary of the applicable Spinoff Date IAC shall) also execute the New Holder Assignment and Assumption Agreement delivered by the Distributed Company under this subsection (d)(i)(7).  (It is acknowledged and agreed that nothing contained elsewhere in this Section 5(d) shall restrict any Transfer permitted by this clause (7));

(ii)  at least one Business Day prior to any proposed Transfer or series of related Transfers by any Liberty Party to any Person (other than to Liberty or an Affiliate thereof that agrees in writing in accordance with Section 9(c) hereof to be bound by the terms of this Agreement and other than Transfers pursuant to clauses (1), (2), (4), (5) or (7) of Section 5(d) (i) above) of Equity Securities of a Spinco representing a 10% or greater Ownership Percentage with respect to such Spinco, Liberty shall, or shall cause such Liberty Party to, provide written notice to such Spinco of the proposed Transfer, including a general description of the proposed Transfer (but which need not include the identity of the counterparty);

(iii) [Intentionally Omitted]

(iv)  the Board of Directors of the applicable Spinco shall, as promptly as reasonably practical following receipt of a written request therefor from Liberty, exempt (i) the Restricted Transferee in any Permitted Restricted Transfer or (ii) the Distributed Company in any Transfer under Section 5(d)(i)(7)(ii) from the operation of any Shareholder Rights Plan or other Anti-Takeover Provision then in effect with respect to such Spinco, such that an acquisition by it of Equity Securities up to its Applicable Percentage would not materially adversely affect such Restricted Transferee or Distributed Company, as the case may be, under the terms of any Shareholder Rights Plan or other Anti-Takeover Provision then in effect or which otherwise would impose material economic burdens on such Restricted Transferee’s or Distributed Company’s ability to do so; and

(v)  notwithstanding anything to the contrary set forth in Section 5(b) or Section 5(d) , Section 5(d) shall not prohibit any Transfer to the extent relating to the entry into, maintenance of, performance of obligations under, or early termination and unwinding of Hedging Transactions or Stock Lending Transactions effected by the Liberty Parties or their Affiliates, including the Transfer of Equity Securities in connection therewith through the delivery of Equity Securities to a third party in connection with the settlement or satisfaction of a Hedging Transaction or the foreclosure and sale by a secured party of any Equity Securities pledged to secure the obligations of a party under a Hedging Transaction or in respect of any extension of credit to a party based, in whole or part, on the value of such Hedging Transaction; provided that Liberty shall not, and shall cause its Affiliates not to, engage in any Stock Lending Transaction, Hedging Transaction, or any pledge of Equity Securities not otherwise within the definition of “Hedging Transaction” (v) unless the amount of Equity Securities of a Spinco subject to a Hedging Transaction or Related Hedging Transactions, any Stock Lending Transaction or Related Stock Lending Transactions, or any other pledge transaction involving any Liberty Party or Affiliate thereof, constitutes 10% or less of the Total Equity Securities of such Spinco (determined as of the date of the Hedging Transaction, Stock Lending Transaction or other pledge transaction or the date of the initial Hedging Transaction or Stock Lending Transaction in any series of Related Hedging Transactions or series of Related Stock Lending Transactions), (w) unless the counterparty to such transaction is a financial institution in the business of engaging in such transactions and Liberty does not know or have reason to know that such counterparty is engaging in such transaction for the purpose of acquiring Equity

Securities or voting rights with respect thereto for its own account or with an intent to transfer such securities or such rights to any particular Person or group, (x) unless the total number of Equity Securities of such Spinco underlying Hedging Transactions and Stock Lending Transactions, and other pledge transactions involving any Liberty Party or an Affiliate thereof, entered into during the prior 90 days, together with the Equity Securities underlying such Hedging Transaction, Stock Lending Transaction or other pledge transaction, do not exceed 10% of the Total Equity Securities of such Spinco, (y) unless it is entered into at least 30 days following the Spinoff Date of the relevant Spinoff, and (z) if the Spinoff of such Spinco was a Tax-Free Spinoff, prior to the second anniversary of the Spinoff Date of such Spinco, unless (A) any such Stock Lending Transaction is a Qualified Stock Lending Transaction, (B) none of the direct counterparties, or to the knowledge of the Liberty Parties any indirect counterparty, to such Hedging Transaction, Stock Lending Transaction or other pledge transaction is a Prohibited Transferee or (C) if the direct counterparty, or to the knowledge of any Liberty Party any indirect counterparty, of such Hedging Transaction, Stock Lending Transaction or other pledge transaction is a Prohibited Transferee, each of IAC and such Spinco shall have consented in writing to such Hedging Transaction, Stock Lending Transaction or other pledge transaction, which consent will be delivered if each of IAC and such Spinco, acting in good faith, determine that (A) any of the “Safe Harbors” set forth in Treas. Reg. § 1.355-7(d) applies to such Hedging Transaction, Stock Lending Transaction or other pledge transaction or (B) there was no “agreement, understanding, arrangement or substantial negotiations” with such Prohibited Transferee regarding such Hedging Transaction, Stock Lending Transaction or other pledge transaction or “similar acquisition” (as such terms are defined in Treas. Reg. § 1.355-7(h)) during the two-year period ending on the date of the Spinoff;

(vi)  Attached hereto as Exhibit 2, is an accurate and complete list with respect to each Spinco (other than LT PubCo) of all Persons with whom IAC, such Spinco, their Affiliates, or any of their respective officers, directors or other authorized agents or representatives have entered into any “agreement, understanding, or arrangement” or “discussions” (as such terms are defined in Treas. Reg. § 1.355-7(h)) with respect to any acquisition of Equity Securities (or substantial assets) of such Spinco or shares of IAC during the two-year period ending on the date hereof (the “Initial IAC Lists”).  Attached hereto as Exhibit 3, is an accurate and complete list with respect to each Spinco (other than LT PubCo) of all Persons with whom Liberty, its Affiliates, or any of their respective officers, directors or other authorized agents or representatives have entered into any “agreement, understanding, or arrangement” or “discussions” (as such terms are defined in Treas. Reg. § 1.355-7(h)) with respect to any acquisition of Equity Securities (or substantial assets) of such Spinco or shares of IAC during the two-year period ending on the date hereof (the “Initial Liberty Lists”).  The Initial IAC List for any Spinco shall be updated as of, but not following, the Spinoff Date of such Spinco to add any additional Persons with whom IAC, such Spinco, their Affiliates, or any of their respective officers, directors or other authorized agents or representatives have entered into any “agreement, understanding, or arrangement” or “discussions” (as such terms are defined in Treas. Reg. § 1.355-7(h)) with respect to any acquisition of Equity Securities (or substantial assets) of such Spinco or shares of IAC during the period beginning on the date hereof and ending on the Spinoff Date for such Spinco, and to delete any Persons that are included on the Initial IAC List with respect to whom any such “agreement, understanding, or arrangement” or “discussions” (as such terms are defined in Treas. Reg. § 1.355-7(h)) did not occur during the two-year period ending on the Spinoff Date.  The Initial Liberty List for any Spinco shall be updated as of, but not following, the Spinoff Date of such Spinco to add any additional Persons with whom Liberty, its Affiliates, or any of their respective officers, directors or other authorized agents or representatives have entered into any “agreement, understanding or arrangement” or “discussions” (as such terms are defined in Treas. Reg. § 1.355-7(h)) with respect to any acquisition of Equity Securities (or substantial assets) of such Spinco or shares of IAC during the period beginning on the date hereof and ending on the Spinoff Date for such Spinco, and to delete any Persons that are included on the Initial Liberty List with respect to whom any such “agreement, understanding, or arrangement” or “discussions” (as such terms are defined in Treas. Reg. § 1.355-7(h)) did not occur during the two-year period ending on the Spinoff Date.  The Initial IAC Lists and Initial Liberty Lists, as so amended, shall be referred to as the “Prohibited Transferee Lists”).  The Initial IAC Lists, Initial Liberty Lists and any amendments thereto will be prepared reasonably and in good faith by each of IAC and Liberty, respectively, based upon the provisions of Treas. Reg. §1.355-7(h).

 (e)  Notwithstanding anything to the contrary contained in Section 5(d)(i) or 5(d)(v), any Transfer of Equity Securities of a Spinco that would be permitted following the 24-month anniversary of the Spinoff of such Spinco but not during such 24-month period shall be permitted during such 24-month period so long as (i) the number of all Equity Securities of such Spinco that are Transferred pursuant to this Section 5(e) by all Liberty Parties or their Affiliates during such 24-month period do not exceed the Equity Securities Basket for such Spinco, and (ii) that no such Transfer shall occur following any acquisition of Beneficial Ownership of Equity Securities of such Spinco under Section 5(a) hereof by any Liberty Party or any Affiliate thereof during such period; provided, however, that the acquisition of Beneficial Ownership of any Equity Securities pursuant to a Rights Offering or an offer that was made generally available to holders of Equity Securities of such Spinco as a result of their ownership of Equity Securities of such Spinco shall not be deemed to be an acquisition of Beneficial Ownership of any Equity Securities under Section 5(a) for purposes of this Section 5(e).

(f)  With respect to each Spinco, any transaction involving Liberty or any of its Affiliates that would be required by Item 7(b) of Schedule 14A under the Exchange Act, insofar as Item 7(b) calls for information required by Section 404 of Regulation S-K under the Exchange Act, to be disclosed by such Spinco in a proxy statement furnished to such Spinco’s stockholders in connection with a meeting at which directors are to be elected, shall require the approval of a majority of the Qualified Directors of such Spinco.

6.  Certain Offers

With respect to each Spinco, until the Fall-Away Date:

(a) (i) in the event the Board of Directors of a Spinco determines to pursue a Covered Transaction with respect to such Spinco on a negotiated basis and in connection therewith (x) conducts or publicly announces an intention to conduct an “auction” or similar process with respect thereto, Liberty shall be invited to participate in such process on a comparable basis with other potential bidders or (y) if no such process shall be conducted, (A) promptly following the first date on which a draft agreement that, upon execution, would bind (subject to conditions) the Spinco to enter into a Covered Transaction is provided by or on behalf of such Spinco to the counterparty or written comments on such counterparty’s draft definitive transaction agreement are provided by or on behalf of such Spinco to such counterparty (but in no event less than 5 Business Days prior to the Board of Directors of a Spinco authorizing such Spinco to enter into an agreement providing for a Taxable Covered Transaction or less than 72 hours prior to the Board of Directors of a Spinco authorizing such Spinco to enter into an agreement providing for a Covered Transaction that is not a Taxable Covered Transaction), such Spinco shall give notice to Liberty of the possibility of the pending Covered Transaction, which notice shall include a general description of the Covered Transaction (but which need not include the identity of the counterparty) and shall indicate whether the Spinco expects the Covered Transaction will be a Taxable Covered Transaction (the “Tax Status”), and (B) so long as the Spinco is pursuing such Covered Transaction, such Spinco shall advise Liberty in the event it becomes substantially likely that such Covered Transaction, if previously characterized as not being a Taxable Covered Transaction, now will be a Taxable Covered Transaction, or upon a material change in the nature of the Covered Transaction as described in the notice previously provided;

(ii)  in the case of a potential Covered Transaction as to which clause (a)(i) of this Section 6 applies, (x) Liberty shall, and Liberty shall cause its Affiliates to, keep confidential the fact of its or their receipt of any invitation to participate or other notice in respect of such potential Covered Transaction and the contents of any such invitation or notice (subject to customary exceptions, including disclosure to representatives who acknowledge such confidentiality obligation) and (y) promptly following receipt of any such invitation or notice, but in any event within five Business Days of such receipt, Liberty shall inform the applicable Spinco whether Liberty intends to in good faith participate in the auction or similar process (in the case of subclause (a)(i)(x) of this Section 6) or in good faith pursue the Covered Transaction (in the case of subclause (a)(i)(y) of this Section 6).  If Liberty shall so inform the Spinco of its good faith intention to participate in the process or to pursue the transaction, it shall actively so participate or pursue, and shall promptly provide notice to the applicable Spinco in the event its intention changes.  In the event Liberty provides notice to the Spinco that it does not intend to participate in the process or pursue the Covered Transaction (whether such notice is given initially or following a prior indication of interest), or if Liberty ceases to actively so participate or pursue, then such Spinco shall be relieved of any further obligation under this Section 6(a) with respect to such Covered Transaction; provided, that if thereafter the expected Tax Status of the Covered Transaction changes from not being a Taxable Covered Transaction to being a Taxable Covered Transaction, or upon a material change in the nature of the Covered Transaction as described in the notice previously provided, the Spinco will promptly notify Liberty of such changed status or nature and Liberty shall again be permitted to inform the Spinco of its good faith intention to participate in the process or pursue the transaction, all in accordance with the provisions of this Section 6; and

(iii)  in connection with any potential Covered Transaction as to which clause (a)(i)(y) of this Section 6 applies, (x) if so requested by Liberty, the applicable Spinco will furnish Liberty with information regarding such Spinco reasonably comparable to the information provided to the prospective counterparty to such Covered Transaction provided that Liberty shall have executed and delivered to such Spinco a nondisclosure (or similar) agreement substantially equivalent to any nondisclosure (or similar) agreement entered into with such prospective counterparty (other than any “standstill” obligations therein on the part of such prospective counterparty and provided that such confidentiality agreement will contain customary exceptions to such obligations) and (y) the Board of Directors of such Spinco shall consider any offer for a Covered Transaction made in good faith by Liberty but shall have no obligation hereunder to accept any such offer or to enter into negotiations with Liberty;

 (b)          in the event a third party shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer for a Covered Transaction described in clause (i) of the definition thereof which offer is not made pursuant to an agreement with such Spinco (the “Triggering Offer”), and within 10 Business Days following the commencement of such Triggering Offer the Board of Directors of such Spinco shall have failed to take action reasonably calculated to prevent such third party from acquiring Beneficial Ownership of Equity Securities of such Spinco to the extent such acquisition would result in such third party’s Ownership Percentage with respect to such Spinco exceeding the Applicable Percentage (whether through the adoption of a Shareholder Rights Plan, pursuit of litigation or otherwise) (“Blocking Action”), the Liberty Parties shall be relieved of their obligations (x) under Section 5(b) of this Agreement to the extent reasonably necessary to permit Liberty to commence a Competing Offer and (y) for so long as the third party has not withdrawn or abandoned its offer or Liberty receives a notice from the Spinco pursuant to Section 6(a)(i)(y) regarding a Covered Transaction with such third party, shall be relieved of their obligations under Section 5(a) to the extent necessary to permit Liberty to consummate such Competing Offer.  Notwithstanding the foregoing, this paragraph (b) shall not relieve any Liberty Party of its obligations in the event that a majority of the Qualified Directors of such Spinco have supported the taking of Blocking Action and, notwithstanding such support, the Spinco Board of Directors fails to take Blocking Action;

(c)  in the event Liberty shall consummate a Competing Offer for a Spinco in the circumstances permitted by Section 6(b) and otherwise in compliance with the terms of this Agreement, and as a result of which consummation Liberty’s Ownership Percentage in respect of such Spinco shall exceed 50%, any consent or approval requirements of the Qualified Directors set forth in this Agreement will be deemed terminated and will cease to be of any further force and effect, and, following the later of the second anniversary of the Spinoff Date of such Spinco and the date Liberty’s Ownership Percentage exceeds 50%, the provisions of Section 5(a) of this Agreement with respect to such Spinco will be deemed terminated and will cease to be of any further force and effect; and

(d)  in the event a third party shall publicly disclose that its Ownership Percentage with respect to a Spinco exceeds 20% and within 10 Business Days following such public announcement the Board of Directors of such Spinco shall have failed to take Blocking Action, the Liberty Parties shall be relieved of their obligations under Sections 5(a) and 5(b) of this Agreement to the extent reasonably necessary to permit Liberty to commence and consummate an offer to acquire all of the outstanding Equity Securities of such Spinco.  Notwithstanding the foregoing, this paragraph (d) shall not relieve any Liberty Party of its obligations in the event that a majority of the Qualified Directors of such Spinco have supported the taking of Blocking Action and, notwithstanding such support, the Spinco Board of Directors fails to take Blocking Action.

(e)  For purposes of this Section 6, the terms below shall have the following meanings:

“Taxable Covered Transaction” means the acquisition of the Spinco by a third party in a Covered Transaction that is generally taxable to the stockholders of such Spinco for federal income tax purposes.

“Competing Offer” means a tender or exchange offer for any and all Equity Securities of such Spinco or a merger proposal to acquire all of the outstanding Equity Securities of such Spinco not owned by the Liberty Parties; provided, that, if the Triggering Offer is for less than any and all such Equity Securities, the Competing Offer may instead be for such Equity Securities of such Spinco as would, upon consummation of the Competing Offer, result in Liberty’s Ownership Percentage in respect of such Spinco equaling what the third party offeror’s Ownership Percentage in respect of such Spinco would be upon consummation of the Triggering Offer assuming all shares sought in the Triggering Offer were tendered and accepted.

7.  Spinco Registration Rights

With respect to each Spinco the Spinoff of which is effected in the form of a Single-Tier Spinoff on or prior to the End Date, IAC shall cause such Spinco to execute and deliver to Liberty, and Liberty shall execute and deliver to such Spinco, effective as of the Spinoff Date of such Spinco, a Registration Rights Agreement in the form attached as Exhibit 4 hereto.

8.  Certain Efforts

                With respect to each of HSN PubCo, Interval PubCo and TM PubCo, in the event the Spinoff of such Spinco is effected in the form of a Single-Tier Spinoff on or prior to the End Date, IAC shall use commercially reasonable efforts, subject in each case to the availability of debt financing on terms reasonably satisfactory to IAC under then current market conditions, to cause the respective debt levels of such Spincos immediately following the Spinoff to be a minimum of $400 million, $280 million and $580 million.

9.  Third Party Beneficiaries; Standalone Agreements; Assignment

(a)  Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

(b)  In connection with each Spinoff which is effected in the form of a Single-Tier Spinoff on or prior to the End Date, IAC and the Liberty Parties shall, and IAC shall cause the applicable Spinco to, execute and deliver an agreement (a “Spinco Assignment and Assumption Agreement”) in the form attached as Exhibit 5 hereto.  No Spinco shall have any obligations or liabilities under this Agreement or under the aforementioned agreements with respect to any other Spinco.  Nothing in this Section 9(b) shall release IAC from liability for any breach of this Agreement with respect to any Spinco occurring on or before the Spinoff Date of such Spinco.  The Spinco Assignment and Assumption Agreement shall set forth the address and facsimile for notices to such Spinco for purposes of Section 10(a).

(c) If any Liberty Party shall transfer or otherwise dispose of any Equity Securities of any Spinco to any Affiliate of such Liberty Party, such transferee and the Transferring Liberty Party shall execute and deliver to such Spinco an agreement (an “Affiliate Assignment and Assumption Agreement”) in the form of Exhibit 6. The Spinco shall (and with respect to any such Transfer prior to the second anniversary of the applicable Spinoff Date otherwise permitted by this Agreement IAC shall) also execute such Affiliate Assignment and Assumption Agreement.

(d) Except pursuant to any Assignment and Assumption Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent (i) of Liberty, in the case of an assignment by IAC (or from and after each Spinoff, the applicable Spinco) or (ii) of IAC (or from and after each Spinoff, the applicable Spinco provided in such case such consent shall be approved by a majority of the Qualified Directors of such Spinco) in the case of an assignment by any Liberty Party of its rights and obligations in respect of IAC (or such Spinco).  Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.  General Provisions

(a)  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given, if to any Liberty Party, to:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention:                 General Counsel
Facsimile:                    (720) 875-5382

with a copy to:

Baker Botts L.L.P.
30 Rockefeller Plaza
44th Floor
New York, New York 10112
Attention:                 Frederick H. McGrath
Facsimile:                    (212) 408-2501

if to IAC, to:

IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Attention:                 General Counsel
Facsimile:                    (212) 632-9642

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:                 Pamela S. Seymon
Facsimile:                    (212) 403-2000

if to a Spinco to such address or facsimile number as such Spinco shall provide to Liberty in connection with assignment contemplated by Section 9(b) hereof,

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of the mailing.

(b)  Amendments; No Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the party whose rights or obligations hereunder are affected by such amendment, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.  Any amendment or waiver (i) by IAC shall require the approval of a majority of the Board of Directors of IAC (excluding for this purpose any Liberty Director within the meaning of the Governance Agreement) or (ii) by a Spinco shall require the approval of a majority of the Qualified Directors of such Spinco.

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)  Effectiveness of Certain Provisions.  With respect to each Spinco, notwithstanding anything to the contrary contained in this Agreement:

(i) the provisions of Sections 3, 5, 6 and 9(c) (the “Delayed Effectiveness Provisions”), to the extent related to the parties’ rights and obligation in respect of such Spinco, shall become effective only if the Spinoff of such Spinco is effected in the form of a Single-Tier Spinoff, and in such case, shall become effective upon the Spinoff Date of such Spinco; and

(ii) in the event, and upon the earliest to occur, of (x) the Spinoff of such Spinco effected in a form other than a Single-Tier Spinoff, (y) the public announcement by IAC of the abandonment of the Spinoff of such Spinco and (z) if the Delayed Effectiveness Provisions have not previously become effective pursuant to Section 10(c)(i), the End Date, the Delayed Effectiveness Provisions, to the extent related to such Spinco, shall terminate and shall thereafter not become effective.

(d)  Governing Law; Consent To Jurisdiction.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)  Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(f)  Specific Performance; Other Limitations.  IAC and each Liberty Party each acknowledge and agree that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by IAC, or following each Spinoff Date, the applicable Spinco, or a Liberty Party of the provisions of this Agreement, in addition to any remedies at law, the Liberty Party, IAC or such Spinco, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.  No breach or threatened breach on the part of any party hereto shall relieve any other party of any of its obligations under this Agreement.

(g)  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

(h)  Entire Agreement.  This Agreement, together with the agreements and instruments referenced herein, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understanding or agreements by or among the parties, written or oral, with respect to the subject matter hereof.

(i)  Interpretation.  References in this Agreement to Sections shall be deemed to be references to Sections of this Agreement unless the context shall otherwise require.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.  The word “knowledge” when used in this Agreement shall refer to the actual knowledge of the Person in question without such Person being under any duty or obligation to make any inquiries.  Each reference to a statute, rule or regulation (including any section of the Code and any Treasury Regulations) herein shall be deemed to include any successor statute, rule or regulation thereto.

(j)  Headings.  The headings contained in this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Liberty Media Corporation,		IAC/InterActiveCorp, a Delaware corporation
a Delaware corporation

/s/ John C. Malone		/s/ Greg Blatt
Name:	John C. Malone	Name:	Greg Blatt
Title:	Chairman	Title:	Executive Vice President

LMC Silver King, Inc.,		Acknowledged and Agreed for purposes of Section 4(c) only:
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer	/s/ Barry Diller
Title:	Vice President	Barry Diller

Liberty HSN II, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

LMC USA VIII, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

LMC USA IX, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

LMC USA XI, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

LMC USA XII, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

LMC USA XIII, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

LMC USA XIV, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

LMC USA XV, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

Liberty Tweety, Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

BDTV Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

BDTV II Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

BDTV III Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

BDTV IV Inc.,
a Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President